Exhibit 5 and 23(i)
                           STEVEN I WEINBERGER, P.A.
                             2800 SOUTH OCEAN BLVD.
                                    SUITE 19L
                              BOCA RATON, FL 33432


January 16,  2003

Invicta Group Inc.
9553 Harding Avenue
Miami Beach, FL 33154

RE: REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT") INVICTA GROUP INC. (THE "COMPANY")

Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission ("Commission") with respect to the registration by the Company of an aggregate of 20,182,200 shares of Common Stock, $.001 par value per share, consisting of (a) 12,000,000 shares to be offered by the Company (the "Original Issue Shares") and (b) 8,182,200 shares to be offered for resale by certain selling security holders (the "Resale Shares" and together with the Original Issue Shares, the "Shares"). The Shares are covered by the Registration Statement.

     In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation and By-Laws, and various other agreements, corporate records provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

     Subject to and in reliance upon the foregoing, we are of the opinion that, under the laws of the jurisdiction of organization of the Company, (i) the Resale Shares have been validly issued and are fully paid and non-assessable and
(ii) the Original Issue Shares, when issued in accordance with the terms thereof and the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement on Form SB-2 to be filed with the Commission.

     Very truly yours,

     /s/ STEVEN I. WEINBERGER, P.A.
     ------------------------------
     STEVEN I. WEINBERGER, P.A.